UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2026 (April 1, 2026)

TCW Direct Lending VIII LLC

(Exact name of registrant as specified in its charter)

Delaware	814-01420	86-3307898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street, 51st Floor Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 936-2275

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On April 1, 2026, in connection with the completion of the Exchange Offer (as defined below), TCW Direct Lending VIII LLC (the “Company”) entered into Amendment No. 5 to its Amended and Restated Limited Liability Company Agreement (the “LLCA Amendment”). The LLCA Amendment, among other things, revises Article 14 of the Company’s limited liability company agreement with respect to the “publicly offered security” exception under the Plan Asset Regulation for purposes of ERISA and Section 4975 of the Code, and as an additional protective measure, monitoring benefit plan investor ownership; requires the Company to provide certain certifications and notices to ERISA Members; authorizes the Board to interpret Article 14 consistent with that reliance; and revises the circumstances in which an ERISA Member may elect, or be required, to withdraw from the Company. The foregoing description is qualified in its entirety by reference to the LLCA Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. Capitalized terms used but not defined in this Item 1.01 have the meanings assigned to them in the LLCA Amendment.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 1, 2026, the Company completed its previously announced exchange offer (the “Exchange Offer”), pursuant to which holders of the Company’s outstanding limited liability company units (the “Units”) were permitted to exchange all or a portion of their Units for an equivalent number of limited liability company units of TCW Specialty Lending LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (the “Perpetual Fund”).

The Exchange Offer was conducted pursuant to the Company’s Offer to Exchange, dated January 14, 2026, as amended and supplemented on February 20, 2026, March 9, 2026, and March 24, 2026. In accordance with the terms of the Exchange Offer, 6,435,400 Units were validly tendered and accepted for exchange, representing approximately 50.49% of the Company’s outstanding Units.

In connection with the completion of the Exchange Offer, the Company transferred to the Perpetual Fund a pro rata share of all of the assets, liabilities and related interests held by the Company immediately prior to the completion of the Exchange Offer, in proportion to the number of Units validly tendered and accepted for exchange, and tendering holders received an equivalent number of Perpetual Fund units in exchange for the accepted Units. Units accepted for exchange in the Exchange Offer were canceled upon settlement.

The unaudited pro forma financial information of the Company, together with the related notes thereto, is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. As reflected in the unaudited pro forma financial information, the assets, liabilities and related results of operations transferred to the Perpetual Fund represented approximately 50.49% of the Company’s assets, liabilities and related results of operations. In addition, in connection with the Exchange Offer, the Company repaid approximately $40.5 million outstanding under its subscription-based credit facility.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 above is incorporated herein by reference. The amendment modifies certain provisions of the Company’s limited liability company agreement applicable to holders of the Company’s limited liability company units, including with respect to ERISA-related matters, notices to ERISA Members, Board interpretive authority under Article 14 and the circumstances in which an ERISA Member may elect, or be required, to withdraw from the Company. Capitalized terms used but not defined in this Item 3.03 have the meanings assigned to them in the LLCA Amendment.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The following unaudited pro forma financial information is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference:

•	Unaudited pro forma statement of assets and liabilities as of December 31, 2025; and

•	Unaudited pro forma statement of operations for the year ended December 31, 2025.

(d) Exhibits

3.1	Amendment No. 5 to Amended and Restated Limited Liability Company Agreement of TCW Direct Lending VIII LLC, dated as of April 1, 2026

99.1	Unaudited Pro Forma Financial Information of TCW Direct Lending VIII LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCW DIRECT LENDING VIII LLC

Date: April 7, 2026	By:	/s/ Andrew Kim
Name: Andrew Kim
Title: Chief Financial Officer